EXHIBIT 2.3

                            STOCK PURCHASE AGREEMENT

                                  by and among

                       RICHTON INTERNATIONAL CORPORATION,

                           HT ACQUISITION CORPORATION

                                       and

                                J. RICHARD SHAFER

                          Dated as of February 24, 1999

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                                TABLE OF CONTENTS

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I. DEFINITIONS.................................................................1

II. PURCHASE AND SALE..........................................................6
          Section 2.1       Purchase and Sale of Shares........................6
          Section 2.2       Closing............................................7
          Section 2.3       Deliveries.........................................8

III. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER..........................8
          Section 3.1       Representations and Warranties Accurate............8
          Section 3.2       Performance by Seller..............................9
          Section 3.3       Opinion of Counsel for Seller and
                              the Company......................................9
          Section 3.4       Legal Prohibition..................................9
          Section 3.5       Consents, Permits, Licenses, Etc...................9
          Section 3.6       No Material Adverse Change.........................9
          Section 3.7       Pre-Closing Certificate............................9

IV. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.............................10
          Section 4.1       Representations and Warranties Accurate...........10
          Section 4.2       Performance by Parent and Purchaser...............10
          Section 4.3       Legal Prohibition.................................10
          Section 4.4       Closing Matters...................................10

V. INDEMNIFICATION............................................................10
          Section 5.1       Survival of Representations and Warranties........10
          Section 5.2       Seller's Indemnity................................11
          Section 5.3       Parent and Purchaser's Indemnity..................11
          Section 5.4       Release...........................................11
          Section 5.5       Notice and Defense of Claims......................12
          Section 5.6       Reimbursement.....................................12
          Section 5.7       Limitations.......................................13
          Section 5.8       Insurance Recoveries; Tax Benefits................13
          Section 5.9       Tax Gross-Up......................................14
          Section 5.10      Exclusivity.......................................14

VI. REPRESENTATIONS AND WARRANTIES OF SELLER..................................14
          Section 6.1       Organization and Qualification....................14
          Section 6.2       No Subsidiaries...................................14
          Section 6.3       Due Authorization.................................14


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          Section 6.4       No Conflict.......................................14
          Section 6.5       Capitalization....................................15
          Section 6.6       Ownership of Shares...............................15
          Section 6.7       Title to and Condition of Assets..................15
          Section 6.8       Environmental Matters.............................16
          Section 6.9       Financial Information.............................17
          Section 6.10      Taxes.............................................19
          Section 6.11      Events Subsequent to the Interim
                              Balance Sheet Date..............................21
          Section 6.12      Contracts, Obligations and Commitments.  .........22
          Section 6.13      Litigation........................................24
          Section 6.14      Compliance with Law...............................24
          Section 6.15      Licenses; Registrations; Permits; Etc.............24
          Section 6.16      Brokers...........................................24
          Section 6.17      Intellectual Property.............................24
          Section 6.18      Insurance.........................................25
          Section 6.19      Plans and Agreements Relating to Employees........25
          Section 6.20      No Illegal or Improper Transactions...............28
          Section 6.21      Related Transactions..............................28
          Section 6.22      No Product Liabilities; Product Warranties........28
          Section 6.23      Suppliers and Customers...........................29
          Section 6.24      Powers of Attorney................................29
          Section 6.25      Year 2000 Compliance.  ...........................29
          Section 6.26      Availability of Documents.........................30
          Section 6.27      Disclosure........................................30

VII. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER...................30
          Section 7.1       Organization......................................30
          Section 7.2       Due Authorization.................................30
          Section 7.3       No Conflict.......................................31
          Section 7.4       Brokers...........................................31
          Section 7.5       Securities Act Matters............................31
          Section 7.6       Parent Financial Information......................32
          Section 7.7       No Material Adverse Change........................32
          Section 7.8       Disclosure........................................32

VIII. CERTAIN ACTIONS AFTER THE CLOSING.......................................32
          Section 8.1       Maintenance of Books and Records..................32
          Section 8.2       Salaries and Benefits.............................33
          Section 8.3       Tax Matters.......................................33
          Section 8.4       Assignment of Accounts Receivable.................34
          Section 8.5       Further Assurances................................34


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IX. MISCELLANEOUS.............................................................35
          Section 9.1       Expenses..........................................35
          Section 9.2       Amendments and Waivers............................35
          Section 9.3       Entire Agreement..................................35
          Section 9.4       Headings..........................................35
          Section 9.5       Notices...........................................35
          Section 9.6       Severability......................................36
          Section 9.7       Assignment.  .....................................37
          Section 9.8       Counterparts......................................37
          Section 9.9       Governing Law.....................................37
          Section 9.10      Third Parties.....................................37
          Section 9.11      Construction......................................37


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                                    EXHIBITS
                                    --------

Exhibit 1.1       Form of Accounts Receivable Note
Exhibit 2.3(b)             Form of Release
Exhibit 2.3(c)             Form of Employment Agreement
Exhibit 2.3(d)             Form of Non-Competition Agreement
Exhibit 3.3       Form of Opinion of Counsel for Seller and the Company

                                    SCHEDULES
                                    ---------

Schedule 6.4               Conflicts
Schedule 6.7(a)   Liens
Schedule 6.7(b)   Vehicles
Schedule 6.7(c)   Equipment
Schedule 6.7(e)   Leased Real Property
Schedule 6.9(g)   Bank Accounts
Schedule 6.10              Taxes
Schedule 6.11              Certain Events
Schedule 6.12              Contracts
Schedule 6.13              Litigation
Schedule 6.15              Permits
Schedule 6.17              Intellectual Property
Schedule 6.18              Insurance
Schedule 6.19(a)  Employee Plans

Schedule 6.19(i)  Certain Officers, Employees, Independent Contractors and
                    Consultants
Schedule 6.19(j)  Employees
Schedule 6.21              Related Transactions
Schedule 6.22              Warranties and Guarantees
Schedule 6.23              Suppliers and Customers


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                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT, dated as of February 24, 1999, by and among Richton International Corporation, a Delaware corporation ("Parent"), HT Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Richton Holding Corporation (a Delaware corporation and a wholly-owned subsidiary of Parent) ("Purchaser"), and J. Richard Shafer, an individual ("Seller").

      WHEREAS, Seller owns all of the outstanding capital stock of Creative Business Concepts, Inc., a California corporation (the "Company");

      WHEREAS, Purchaser desires to purchase, and Seller desires to sell, such shares, upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

      The following terms shall have the following respective meanings for all purposes of this Agreement:

      "Accounts Receivable Note" means the promissory note of Purchaser, substantially in the form of Exhibit 1.1 hereto, in a principal amount equal to the amount of the Past Due Accounts Receivable.

      "Affiliate" or "affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate," the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

      "Affiliated  Group"  means any  affiliated  group  within  the  meaning of
Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.


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      "Agreement" means this Stock Purchase Agreement, as it may be from time to time amended, including the Schedules and Exhibits hereto.

      "Business" means the business conducted by the Company relating to network integration.

      "Closing" means the completion of the purchase and sale of the Shares pursuant to this Agreement.

      "Closing Date" means the date on which the Closing takes place.

      "Closing Payment" means an aggregate of $2,200,000, less the amount of the Past Due Accounts Receivable.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Stock" means the common stock, no par value, of the Company.

      "Company"   means   Creative   Business   Concepts,   Inc.,  a  California
corporation.

      "Contaminated Site List" means any list, registry or other compilation established by any governmental entity of sites that require or potentially require investigation, removal actions, remedial actions or any other response under any Environmental Laws or treaty covering environmental matters.

      "Contracts" has the meaning set forth in Section 6.12.

      "Earn-out" means the amount, if any, determined pursuant to Section 2.1(b) and paid to Seller as partial payment for the Shares.

      "Employee Plan" has the meaning set forth in Section 6.19(a).

      "Environmental Conditions" means any pollution, contamination, degradation, damage or injury caused by, related to or arising from or in connection with the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

      "Environmental Laws" means all laws, rules, regulations, statutes, ordinances, decrees or orders of any federal, state, local or foreign governmental entity or any agency or division thereof relating to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, or (c)


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exposure to  hazardous,  toxic or other  substances  alleged to be harmful,  and includes without limitation final and binding requirements related to the foregoing imposed by (i) the terms and conditions of any license, permit, approval or other authorization by any governmental entity, and (ii) applicable judicial, administrative or other regulatory decrees, judgments and orders of any such governmental entity. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder, as currently in effect or as subsequently amended: the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Clean Water Act, 33 U.S.C. ss. 1251 et seq.; the Resource Conservation Recovery Act, 42 U.S.C. ss. 6901 et seq.; the Superfund Amendments and Reauthorization Act, 42 U.S.C. ss. 11011 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq.; and any similar state, federal, foreign or local statute or ordinance.

      "Environmental Remediation Costs" means all costs and expenses of actions or activities to (a) clean up or remove Hazardous Materials from the environment, (b) prevent or minimize the movement, leaching or migration of Hazardous Materials into the environment, (c) prevent, minimize or mitigate the Release or threatened Release of Hazardous Materials into the environment, or injury or damage from such Release, or (d) comply with the requirements of any Environmental Laws. Environmental Remediation Costs include, without limitation, costs and expenses payable in connection with the foregoing for reasonable legal, engineering or other consultant services, for investigation, testing, sampling and monitoring, for boring, excavation and construction, for removal, modification or replacement of equipment or facilities, for labor and material, and for proper storage, treatment and disposal of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and may hereafter be amended.

      "ERISA Affiliate" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with the Company, is required to be aggregated with the Company under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with the Company, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Financial Statements" has the meaning set forth in Section 6.9(a).

      "Hazardous Materials" means any (a) toxic or hazardous materials or substances; (b) solid wastes, including asbestos, buried contaminants, chemicals, flammable or explosive materials; (c) radioactive materials; (d) petroleum wastes and spills or Releases of petroleum products; and (e) any


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other chemical, pollutant, contaminant,  substance or waste that is regulated by any governmental entity under any Environmental Law.

      "Indemnified Party" has the meaning set forth in Section 5.5.

      "Indemnifying Party" has the meaning set forth in Section 5.5.

      "Indemnity Claim" has the meaning set forth in Section 5.6

      "Intellectual Property" means all intellectual property rights, including without limitation (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes, technologies and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans, strategies and proposals), (f) all computer software (including data and related documentation and all source codes and object codes), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

      "Interim Balance Sheet" has the meaning set forth in Section 6.9(a).

      "Interim Balance Sheet Date" has the meaning set forth in Section 6.9(a).

      "Interim  Earn-out"  means the  amount,  if any,  determined  pursuant  to
Section 2.1(c).

      "Leased Real Property" has the meaning set forth in Section 6.7(e).

      "Material Adverse Change" means an occurrence or event which has had a material adverse effect on the business, operations, assets, liabilities, properties or condition (financial or otherwise) of the Company, except as to matters affecting the economy or the network integration industry generally. In determining whether an occurrence or event has had a material adverse effect, such occurrence or event shall be considered individually and in the aggregate with all similar or related occurrences or events.


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      "Net Worth" means total assets less total  liabilities of the Company,  as set forth on the Interim Balance Sheet and determined in accordance with generally accepted accounting principles on a basis consistent with that of the Financial Statements.

      "Parent Financial Statements" has the meaning set forth in Section 7.6.

      "Past Due Accounts Receivable" shall mean the accounts receivable reflected on the Interim Balance Sheet which are more than 90 days past due as of the Interim Balance Sheet Date, less the amount of all accounts receivable paid to the Company between the Interim Balance Sheet Date and the date of the Pre-Closing Certificate.

      "Permits" has the meaning set forth in Section 6.15.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, limited liability company, cooperative or other business organization or a governmental entity or agency thereof.

      "Pre-Closing Certificate" has the meaning set forth in Section 3.7.

      "Product Liability" has the meaning set forth in Section 6.22(a).

      "Purchase Price" means the aggregate price to be paid for the Shares, which shall consist of the Closing Payment, the Accounts Receivable Note, the Earn-out and the Seller's Note Payment.

      "Purchaser Indemnified Parties" has the meaning set forth in Section 5.2.

      "Release"  means  any  spilling,   leaking,  pumping,  pouring,  emitting,
emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Seller" shall mean Mr. J. Richard Shafer.

      "Seller's Note" means the promissory note made by Seller in favor of the Company in the amount of $135,477, which amount consists of $112,000 in principal and $23,477 in interest.

      "Seller's Note Payment" has the meaning set forth in Section 2.1(e).

      "Shares" means the 1,000 shares of Common Stock issued and outstanding and owned of record and beneficially by Seller.


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      "Tax" or "Taxes" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), including, without limitation, taxes imposed on, or measured by, income, franchise, profits, or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and custom duties.

      "Tax Refund" has the meaning set forth in Section 2.1(e).

      "Tax Return" shall mean any return, report, information statement, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax.

      "Unassumed Liabilities" means: (a) to the extent not accrued on any of the Financial Statements, any obligation of the Company or Seller for Taxes (including without limitation FICA and other employee withholding Taxes relating to employees or independent contractors) with respect to all Taxable periods ending on or prior to the Closing Date and with respect to the portion of any Taxable period beginning prior to but ending after the Closing Date to the extent such Taxes are allocated to Seller pursuant to Section 8.3; (b) all recordation, stamp, transfer, filing, documentary or similar fees or Taxes relating to the transactions contemplated by this Agreement; (c) any and all costs, fees and expenses incurred by Seller or the Company in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby; and (d) any liability or obligation arising out of the conduct of the Business or the ownership of the Shares on or prior to the Closing Date except to the extent accrued or reserved for on the Interim Balance Sheet.

      "Year 2000 Compliant" with respect to any computer systems, components or products means that such computer systems, components or products (a) are capable of recognizing, storing, recording, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output,
(b) have the ability to provide data recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (c) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (d) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (e) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data


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into and beyond the year 2000,  (f) have the ability to correctly  process after
January 1, 2000 data containing dates before that date, and (g) have the ability to recognize all "leap years," including February 29, 2000.

2. PURCHASE AND SALE

      Section .1 Purchase and Sale of Shares. (a) At the Closing and upon the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title and interest in and to the Shares, free and clear of all liens, charges, security interests, rights or claims of others, restrictions on transfer or other encumbrances. In consideration for the Shares, Purchaser shall, on the Closing Date (i) make the Closing Payment by wire transfer of immediately available funds to the accounts specified by Seller at least two (2) business days prior to the Closing Date and (ii) deliver the Accounts Receivable Note to Seller.

            (b) On or before April 15, 2001, Purchaser will pay, or will cause the Company to pay, the Earn-out to Seller. The Earn-out shall be payable by wire transfer of immediately available funds to the account specified by Seller. The amount of the Earn-out shall be equal to the amount of the Company's earnings before income taxes for the two-year period ending December 31, 2000 (which shall be calculated based upon Parent's audited financial statements for such period), divided by two, which amount shall be (x) reduced by $440,000, (y) multiplied by 5.5 and (z) further reduced by the aggregate amount of any Interim Earn-out payments made by Purchaser or the Company pursuant to Section 2.1(c) below.

            (c) In the event the Company's earnings before income taxes in 1999 are in excess of $440,000, Purchaser will pay, or will cause the Company to pay, the Interim Earn-out to Seller. The Interim Earn-out shall be payable by wire transfer of immediately available funds to the account specified by Seller in two (2) equal installments on June 15, 2000 and September 15, 2000. The aggregate amount of the Interim Earn-out shall be equal to the amount of the Company's earnings before income taxes for the one-year period ending December 31, 1999 (which shall be calculated based upon Parent's audited financial statements for such period), which amount shall be (y) reduced by $440,000 and
(z) multiplied by 2.75. Notwithstanding the foregoing, if at the end of any month in the year 2000 prior to September 2000, the Company's average monthly earnings before income taxes from January 1, 1999 to date are less than $36,667, no Interim Earn-out shall be paid (or no further Interim Earn-out shall be paid in the event the first installment has already been paid) to Seller.

            (d) In the event Seller is paid one or both installments of the Interim Earn-out in accordance with Section 2.1(c) above, but the Company's earnings before income taxes in 1999 and 2000 do not, in the aggregate, exceed $880,000, Seller shall repay to Purchaser, on or before April


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15, 2001, the entire amount of such paid installment(s) of the Interim Earn-out, by certified check or wire transfer of immediately available funds to the account specified by Purchaser.

            (e) In the event the Company receives a federal and/or state tax refund for its fiscal year ended September 30, 1998 (collectively, the "Tax Refund"), the Company shall, within fifteen (15) days of receipt of each component of such Tax Refund, pay to Seller, by certified check or wire transfer of immediately available funds to the account specified by Seller, the lesser of
(i) the total amount of the Tax Refund or (ii) $190,277 (the "Seller's Note Payment"). Immediately following receipt of the Seller's Note Payment, Seller shall allocate such amount to the payment in full of the Seller's Note and any taxes thereon. If the Seller's Note Payment is less than the amount of the Seller's Note, Seller shall apply the full amount of the Seller's Note Payment to the payment of the Seller's Note, and shall immediately pay the remainder of the Seller's Note before the payment of any taxes thereon.

            (f) In calculating the Company's earnings before income taxes for the purposes of this Section 2.1, (i) no allocation shall be made for the corporate overhead of Purchaser, Parent or any other Affiliate; (ii) the term "the Company" shall include the operations of the Costa Mesa office of CBE Technologies, Inc. and such other entities as shall be agreed upon by both Purchaser and Seller; and (iii) the Company's earnings before income taxes shall be determined in accordance with generally accepted accounting principles, and, to the extent possible, consistently with the past practices of the Company.

      Section .2 Closing. The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 865 South Figueroa Street, 29th Floor, Los Angeles, California 90017, subject to satisfaction or waiver of the conditions set forth in Articles III and IV hereof, at the opening of business on February 24, 1999, or at such other date, time and place as the parties may agree. Each party hereto agrees to use its reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing.

      Section .3 Deliveries. On the Closing Date:

            (1) Seller shall deliver to Purchaser certificates representing the Shares, accompanied by stock powers duly executed in blank.

            (2) Seller shall deliver to Purchaser a release, substantially in the form attached as Exhibit 2.3(b) hereto.

            (3) Seller and Purchaser shall deliver an executed employment agreement, executed by both Seller and Purchaser and substantially in the form attached as Exhibit 2.3(c) hereto.

            (4) Seller and Purchaser shall deliver an executed non-competition agreement, executed by both Seller and Purchaser and substantially in the form attached as Exhibit 2.3(d) hereto.

            (5) Seller shall deliver to Purchaser resignations of each director and officer of the Company.

            (6)  Each  of  Seller,   Parent  and  Purchaser  shall  deliver  all
certificates, opinions and other documents required to be delivered pursuant to Articles III and IV hereof.

            (7) Purchaser shall pay the Closing Payment to Seller by wire transfer of immediately available funds to the accounts specified by Seller at least two (2) business days prior to the Closing Date and shall deliver the Accounts Receivable Note to Seller.

            (8) Seller shall deliver to Purchaser the minute book, stock book and corporate seal of the Company.

3. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

            The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Purchaser (any of which may be waived in whole or in part by Purchaser):

      Section 3.1 Representations and Warranties Accurate. All representations and warranties of Seller contained in this Agreement (including the Schedules and Exhibits hereto) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

      Section 3.2 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by him prior to or on the Closing Date.

      Section .4 Opinion of Counsel for Seller and the Company. Purchaser shall have received from White & McDermott, P.C., counsel to Seller and the Company, a written opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit 3.3.

      Section 3.3 Legal Prohibition. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. On the Closing Date, no adverse decision shall have been made by any such court, governmental body or regulatory authority which constitutes, or could be reasonably anticipated to constitute, a Material Adverse Change. Between the date hereof and the Closing Date, no federal, state or local statute, rule or regulation shall have been enacted the effect of which would be to prohibit, restrict, impair or delay the consummation of the transactions contemplated hereby or materially restrict or impair the ability of Parent or Purchaser to own or conduct the Business.

      Section 3.4 Consents, Permits, Licenses, Etc. All authorizations, consents, waivers, approvals, orders, registrations, qualifications, designations, declarations, filings or other action required with or from any federal, state or local governmental or other regulatory authority or third party (including without limitation all parties to each of the Contracts) in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the conduct of the Business by Purchaser after the Closing Date shall have been duly obtained and shall be reasonably satisfactory to Purchaser and its counsel, and copies thereof shall be delivered to Purchaser at or prior to the Closing, except where the failure to so obtain would not cause a Material Adverse Change.

      Section 3.5 No Material Adverse Change. There shall have been no Material Adverse Change from the Interim Balance Sheet Date to the Closing Date which has not been consented to by Purchaser.

      Section 3.6 Pre-Closing Certificate. On the date which is two (2) business days prior to the Closing Date, Seller shall have delivered to Purchaser a certificate executed by Seller (the "Pre-Closing Certificate") certifying (i) the amount of the Company's Net Worth as reflected on the Interim Balance Sheet, which amount shall be not less than $550,000 and (ii) the amount of the Past Due Accounts Receivable on the date of the Pre-Closing Certificate.

      Section 3.7 Closing Matters. All proceedings to be taken by Seller and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel. Section 1.1

I. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

      The   obligations  of  Seller  under  this  Agreement  to  consummate  the transactions contemplated hereby at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, to the reasonable satisfaction of Seller (any of which may be waived in whole or in part by Seller):

      Section 3.8 Representations and Warranties Accurate. All representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

      Section 3.9 Performance by Parent and Purchaser. Parent and Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date.

      Section 3.10 Legal Prohibition. On the Closing Date, no injunction or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful and no action or proceeding shall have been instituted and remain pending before a court, governmental body or regulatory authority to restrain or prohibit the transactions contemplated by this Agreement.

      Section 3.11 Closing Matters. All proceedings to be taken by Parent or Purchaser in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and his counsel.

4. INDEMNIFICATION

      Section 4.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement and the right of indemnification with respect to breaches thereof shall survive the Closing, regardless of any investigation made by Purchaser or Seller or on their behalf, and shall remain in full force and effect as follows: (a) all representations and warranties (other than those with respect to environmental matters, labor and ERISA matters, Taxes, brokers' fees, organization and due authorization of any Person, capitalization of the Company and ownership of the Shares) and the right of indemnification with respect to breaches thereof shall remain in full force and effect until March 31, 2001; (b) all representations and warranties and the right of indemnification with respect to breaches thereof relating to environmental matters, labor and ERISA matters and Taxes shall remain in full force and effect until the expiration of the applicable statute of limitations, except as to any matters with respect to which a claim shall have been made before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim, including all applicable periods for appeal; and (c) all representations and warranties and the right of indemnification with respect to breaches thereof relating to brokers' fees, organization and due authorization of any Person, capitalization of the Company and ownership of the Shares (including their status as free and clear of all liens, charges, security interests, rights or claims of others, restrictions on transfer or other encumbrances) shall survive forever (subject to any applicable statute of limitations), except as to any matters with respect to which a claim shall have been made before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until the final resolution of such claim, including all applicable periods for appeal.

      Section 4.2 Seller's Indemnity. Subject to the limitations of Sections 5.1 and 5.7, Seller shall indemnify and hold harmless Parent, Purchaser, the Company and their respective directors, officers, shareholders, employees, Affiliates, successors and assigns (collectively, the "Purchaser Indemnified Parties") at all times after the Closing Date against and in respect of:

            (1) any damage, loss, cost, expense or liability (including amounts paid in investigation or settlement and reasonable attorneys' fees) resulting to any of them from any breach of any representation, warranty or nonfulfillment of any agreement, covenant or condition on the part of Seller under this Agreement;

            (2) all Unassumed Liabilities; and

            (3) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

      Section 4.3 Parent and Purchaser's Indemnity. Subject to the limitations of Sections 5.1 and 5.7, Parent and Purchaser, jointly and severally, shall indemnify and hold harmless Seller at all times after the Closing Date against and in respect of:

            (1) any damage, loss, cost, expense or liability (including amounts paid in investigation or settlement and reasonable attorneys' fees) resulting to any of them from any false, misleading or inaccurate representation, breach of warranty or nonfulfillment of any agreement, covenant or condition on the part of Parent or Purchaser under this Agreement; and

            (2) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing.

      Section 4.4 Release. Seller hereby agrees that he will not make any claim for indemnification against the Company or any of its Affiliates by reason of the fact that he was a director, officer, shareholder, employee, or agent of the Company or any of its Affiliates or was serving at the request of the Company or any of its Affiliates as a partner, trustee, director, officer, shareholder, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, attorneys' fees or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought pursuant to Section 5.2 hereunder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

      Section 4.5 Notice and Defense of Claims. Seller and any Purchaser Indemnified Party entitled to indemnification under this Article V (each, an "Indemnified Party") shall give notice to each party required to provide indemnification (each, an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at the Indemnifying Party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V unless and only to the extent such failure to give notice materially prejudices the Indemnifying Party's ability to defend such claim. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. This section shall not apply to tax proceedings, which are covered by Section 8.3(d) hereof.

      Section 4.6 Reimbursement. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this Article V is determined (which in the case of payment to third persons shall be the earlier of (i) the date of such payment or
(ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability) (such loss or amount being hereinafter referred to as the "Indemnity Claim"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party the amount of the Indemnity Claim. Notwithstanding anything herein to the contrary and in addition to any other remedy Purchaser may have, Purchaser may, at its option, provided the Indemnity Claim is not in dispute as described below, set off the amount of any Indemnity Claim against the amount due under the Earn-out, the Accounts Receivable Note or the Seller's Note Payment, as follows: (A) first, the amount due to Seller shall be reduced by the amount of such Indemnity Claim and (B) if the amount due to Seller shall be reduced to zero, then in any manner in which Purchaser shall see fit. In the event Seller notifies Purchaser, within seven
(7) business days from the date of notice that any Indemnity Claim is due, that Seller is disputing such Indemnity Claim, Purchaser shall not have the option to set off the amount of such Indemnity Claim but shall instead deposit any amounts due Seller under the Earn-out, the Accounts Receivable Note or the Seller's Note Payment, up to the amount of such Indemnity Claim, in an interest-bearing escrow account with a commercial bank having a combined capital, surplus and undivided profits of at least $100,000,000, as escrow agent. Following final resolution of such dispute, the escrow agent shall disburse all funds in the escrow account as provided in such resolution. If the amount of any Indemnity Claim is not paid forthwith (or, at Purchaser's option, set off), then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnity Claim. For purposes hereof the Indemnity Claim shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of seven and one-half percent (7.5%) per annum from the date of notice that the Indemnity Claim is due from the Indemnifying Party to the Indemnified Party as hereinabove provided, until the Indemnity Claim shall be paid.

      In addition to its other obligations under this Section 5.6, each Indemnifying Party agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding for which indemnification may be required pursuant to this Article V, it will, if it does not assume the defense thereof, reimburse the Indemnified Party on a monthly basis for all reasonable legal fees or other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Indemnifying Party's obligation to indemnify the Indemnified Party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Indemnified Party shall promptly return it to the Indemnifying Party, together with interest at the rate of seven and one-half percent (7.5%) per annum. Any such interim reimbursement payments which are not made to the Indemnified Party within 30 days of a request for reimbursement shall be subject to set-off as set forth in the preceding paragraph and shall bear interest at the rate of seven and one-half percent (7.5%) per annum from the date of such request.

      Section 4.7 Limitations. (a) Notwithstanding anything to the contrary contained herein, neither the Purchaser Indemnified Parties, on the one hand, or Seller, on the other hand, shall be entitled to indemnification from the other until the aggregate losses suffered by the Purchaser Indemnified Parties, or Seller, as applicable, and for which indemnification is available hereunder exceed $40,000, whereupon the Purchaser Indemnified Parties, or Seller, as applicable, shall be entitled to claim indemnification for all losses suffered in excess of $40,000 and for which indemnification is available hereunder; provided, however, that the limitations of this Section 5.7 shall not apply to
(i) any claim for indemnity relating to Taxes, (ii) any misrepresentation with respect to the amount of the Company's Net Worth (other than as a result of a breach of another representation or warranty that affects the Company's Net Worth) and (iii) the obligation of any party to pay any amount of the Purchase Price.

            (1) The liability of any Indemnifying Party under this Article V shall be limited in the aggregate to the Earn-out plus $1,000,000.

      Section 4.8 Insurance Recoveries; Tax Benefits. The amounts for which an Indemnifying Party shall be liable under this Article V shall be net of any tax benefit realized or to be realized by the Indemnified Party as a result of the facts and circumstances giving rise to the liability of the Indemnifying Party and/or the making and receipt of an indemnity payment; and shall also be net of any insurance proceeds actually received by the Indemnified Party in connection with the facts giving rise to the right of indemnification.

      Section I.5 Tax Gross-Up. If any indemnification payment is determined to be taxable to the party receiving such payment by any taxing authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment (taking into account any actual reduction in tax liability to the receiving party).

      Section I.6  Exclusivity.  Following the Closing,  the  provisions of this
Article V shall be the exclusive remedy for the matters covered hereby, provided that nothing herein shall relieve any party from any liability for fraud.

5. REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Parent and Purchaser that:

      Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with the requisite corporate power and authority to carry on its business as presently conducted and to own, lease and operate the properties and assets used in connection therewith. The Company is in good standing as a foreign corporation and licensed or qualified to transact business in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of properties and assets requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not cause a Material Adverse Change. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws.

      Section 5.2 No Subsidiaries. The Company has no direct or indirect subsidiaries, whether or not consolidated, and neither the Company nor Seller has any direct or indirect interests or investments in any other Person involved in the Business.

      Section 5.3 Due Authorization. Seller has all requisite power and authority to execute and deliver this Agreement and the other documents required to be executed and delivered by him hereunder, to perform fully his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (including without limitation the sale of the Shares). This Agreement has been duly executed and delivered by Seller. This Agreement is, and each other agreement contemplated hereby to which Seller will be a party will be, upon execution and delivery thereof by Seller, a legal, valid and binding obligation of Seller, enforceable against him in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section 5.4 No Conflict. Except as set forth on Schedule 6.4 and except for matters that would not result in a Material Adverse Change, neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by Seller will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under
(i) the articles of incorporation or by-laws of the Company, (ii) any law, statute, regulation, order, judgment or decree or (iii) any instrument, contract or other agreement to which Seller or the Company is a party or by which Seller or the Company (or any of their respective properties or assets) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Shares or the assets or properties of the Company; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any instrument, contract or other agreement to which the Company is a party or by which the Company (or any of its properties or assets) is subject or bound; (d) require the Company to obtain any authorization, consent, approval or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person; or
(e) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit, license, qualification, authorization or approval applicable to the Company.

      Section 5.5 Capitalization. The authorized capital stock of the Company consists of 10,000 shares of Common Stock, of which the Shares constitute the only issued and outstanding shares. The Shares are owned, of record and beneficially, by Seller. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares were issued in compliance with all applicable federal and state securities laws. The Shares were not issued in violation of any pre-emptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, instruments or understandings of any character to which the Company or Seller is a party or by which the Company or Seller is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of the Company's capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, to which the Company or Seller is a party or by which the Company or Seller is bound, obligating the Company to purchase, redeem or otherwise acquire any of its capital stock. Neither the Company nor Seller is a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting transfer or otherwise relating to voting, dividend or other rights with respect to the capital stock of the Company.

      Section 5.6 Ownership of Shares. Seller is the legal and beneficial owner of the Shares. Seller owns the Shares free and clear of all claims, charges, equities, liens (including Tax liens), security interests, pledges, mortgages or encumbrances whatsoever. Upon consummation of the transactions contemplated hereby, assuming that Purchaser purchases the Shares in good faith without notice of any adverse claims (as defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of California on the date hereof), Purchaser will have acquired all the rights of Seller in the Shares free of any adverse claim, any lien created by Seller or any restrictions on transfer.

      Section 5.7 Title to and Condition of Assets. (a) The Company has good and marketable title to, or valid and subsisting leasehold interests in or valid licenses to use, all of its assets, free and clear of any liens, charges, options, security interests or other encumbrances of any nature, options to purchase or lease, easements, restrictions, covenants, conditions, or imperfections of title, whether existing or proposed, except the lien of current Taxes not yet due and payable and except as set forth on Schedule 6.7(a).

            (b) Schedule 6.7(b) contains a true, correct and complete list of all automobiles and vehicles owned, leased or used by the Company, indicating whether each such automobile or vehicle is leased.

            (c) Schedule 6.7(c) contains a true, correct and complete list of all machinery, equipment, computers and computer hardware, tools, supplies, leasehold improvements, construction in progress, furniture, fixtures, and other tangible personal property (other than vehicles and automobiles) owned, leased or used by the Company and, based on original asset costs less accumulated depreciation and amortization associated with each asset, having a value of greater than $1,000, indicating with respect to all such listed property whether such property is leased.

            (d) The Company owns no real property.

            (e) Schedule 6.7(e) contains a true, correct and complete list of all leases of real property under which the Company is a lessee (collectively, the "Leased Real Property"). The Company enjoys peaceful and undisturbed possession under all such leases and all such leases are valid and enforceable in accordance with their respective terms, are in full force and effect, and there is not under any such lease any default by the Company or, to the knowledge of Seller and the Company, by any other party to any such lease, or any condition, event or act which, with the giving of notice or lapse of time, or both, would constitute such a default. The consummation of the transactions contemplated by this Agreement will not require notification to or the consent or approval of any lessor or any of the Leased Real Property.

      Section 5.8 Environmental Matters. (a) (i) All licenses, permits, consents or other approvals required to be obtained by the Company under Environmental Laws that are necessary to the operations of the Business ("Environmental Permits") have been obtained and are in full force and effect, and Seller and the Company are unaware of any reasonable basis for revocation or suspension of any such Environmental Permits; (ii) no Environmental Laws impose any obligation upon Purchaser, as a result of any transaction contemplated hereby, requiring prior notification to any governmental entity of the transfer of any Environmental Permit; and (iii) the Business has at all times been operated in full compliance with such Environmental Permits, and within the production levels or emission levels specified in such Environmental Permits.

            (b) The Company has at all times operated the Business in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws.

            (c) There are no existing, pending or, to the knowledge of Seller and the Company, threatened actions, suits, claims, investigations, inquiries or proceedings by or before any court or any other governmental entity directed against the Company which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law, (iii) personal injury or property damage claims relating to a Release of chemicals or Hazardous Materials, or (iv) response, removal, or remedial costs under any Environmental Law.

            (d) No portion of the Leased Real Property is listed on any Contaminated Site List.

            (e) To the best knowledge of Seller, there has been no Release of any Hazardous Materials on or underlying the Leased Real Property.

            (f)  To  the  best  knowledge  of  Seller,  no   asbestos-containing
materials or polychlorinated biphenyls are present on or underlying the Leased Real Property.

            (g) To the best knowledge of Seller, there are no underground storage tanks for Hazardous Materials, active or abandoned, at any of the Leased Real Property or any real property previously owned or leased by the Company.

            (h) Purchaser has been provided with all engineering, geologic, environmental reports and other documents in the possession of the Company or Seller relating to the Leased Real Property, including without limitation, those relating to (i) any Environmental Conditions existing on the Leased Real Property and (ii) any violations of any Environmental Laws.

            (i) All Hazardous Materials generated, used, stored or transported by the Company have been generated, used, stored, transported, treated and disposed of in accordance with all applicable Environmental Laws.

            (j) To the best knowledge of Seller, neither the Company nor Seller has any current liability, nor is there any liability which may be reasonably anticipated, for Environmental Remediation Costs.

      Section 5.9 Financial  Information.  (a) Seller has delivered to Purchaser
(i) true, correct and complete copies, in all material respects, of the Company's unaudited balance sheets as of September 30, 1996, 1997 and 1998 and the related statements of operations and cash flows for each of the years in the three year period ended September 30, 1998, together with notes to such financial statements, and (ii) true, correct and complete copies, in all material respects, of the Company's unaudited balance sheets as at December 31, 1998 and 1997 and the related statements of operations and cash flows for the 3-month periods then ended (collectively, the "Financial Statements"). The unaudited balance sheet of the Company at December 31, 1998 is herein referred to as the "Interim Balance Sheet," and December 31, 1998 is herein referred to as the "Interim Balance Sheet Date."

            (b) Except as otherwise noted, the Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. The balance sheets included in the Financial Statements present fairly in all material respects as of their respective dates the financial condition of the Company (subject, in the case of the unaudited Financial Statements, to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements). All liabilities and obligations of the Company, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed on the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under generally accepted accounting principles, to be so disclosed. The statements of operations and cash flows included in the Financial Statements present fairly in all material respects the results of operations and cash flows of the Company for the periods indicated (subject, in the case of the unaudited Financial Statements, to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements), and the notes included in the Financial Statements present fairly the information purported to be shown thereby. The statements of operations included in the Financial Statements do not contain any items of special or non-recurring income material to the Company or other income not earned in the ordinary course of business except as expressly specified therein.

            (c) The accounts receivable of the Company set forth on the Interim Balance Sheet or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and, except for the Past Due Accounts Receivable, are collectible at the full recorded amount thereof within 90 days of the invoice date (by use of the Company's normal collection methods without resort to litigation or reference to a collection agency).

            (d) All inventory of the Company, including without limitation raw materials, work-in process and finished goods, reflected on the Interim Balance Sheet or acquired since the date thereof was acquired and has been maintained in the ordinary course of business; consists substantially of a quality, quantity and condition usable, leasable or saleable in the ordinary course of business; is valued at the lower of cost or market in accordance with generally accepted accounting principles and consistent with the Financial Statements in all material respects; and is not subject to any write-down or write-off. The Company is not under any liability or obligation with respect to the return of inventory in the possession of wholesalers, retailers or other customers.

            (e) The Company has no material liabilities of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, including without limitation documentary or standby letters of credit, bid or performance bonds, or customer or third party guarantees, and no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than liabilities set forth on the Interim Balance Sheet or on the Schedules hereto.

            (f) The books, records and accounts of the Company accurately and fairly reflect the transactions undertaken by and the assets and liabilities of the Company.

            (g) Schedule 6.9(g) lists the name and address of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto.

            (h) Since the Interim Balance Sheet Date there has been no Material Adverse Change, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise; and, to the best knowledge of Seller and the Company, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

      Section 5.10 Taxes. (a) Except as set forth on Schedule 6.10:

            (a) All Tax Returns required to be filed by or on behalf of the Company and any Affiliated Group of which the Company was a member have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

            (b) All Taxes payable by or on behalf of the Company and any Affiliated Group of which the Company was a member, or in respect of their income, assets or operations (including interest and penalties) have been fully and timely paid, and adequate reserves or accruals for Taxes have been provided in the Financial Statements with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. The Company has made all required estimated tax payments for its 1997 and 1998 Tax years to avoid any underpayment penalty.

            (c) The Company has not executed or filed with any taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force.

            (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (e) Parent has received complete copies of (i) all U.S. federal and foreign income or franchise Tax Returns of the Company relating to the taxable periods since September 30, 1994 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company or its income, assets or operations. All income and franchise Tax Returns filed by or on behalf of the Company for the taxable years ended on the respective dates set forth on Schedule 6.10 have been examined by the relevant taxing authority or the statute of limitations with respect to such Tax Returns have expired.

            (f) Schedule 6.10 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company and indicates those Taxes with respect to which the Company is or has been a member of an Affiliated Group for any Tax purpose. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

            (g) All deficiencies asserted or assessments made as a result of examinations by any taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor has Seller or the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. The results of any settlement and the necessary adjustments resulting therefrom are properly reflected in the Financial Statements.

            (h) Neither the Company nor any other Person (including Seller) on behalf of the Company has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, or has otherwise taken any action that would have the effect of deferring any liability for Taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter, (iii) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

            (i) No property owned by the Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

            (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

            (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent or any of its Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

            (l) The Company has substantial authority for the treatment of or has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code.

            (m) The Company is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other taxing authorities.

            (n) There are no liens as a result of any unpaid Taxes upon any of the assets of the Company.

            (o) All material Tax elections of the Company are clearly set forth in the Tax Returns described in Section 6.10(e). The Company does not have elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

            (p) The Company has never been a member of any Affiliated Group of corporations for any Tax purposes. The Company has no liability for Taxes of any person (other than the Company) under section 1.1502-6 of the Treasury regulations under the Code (or any similar provision of state, local or foreign law), as a transferee or successor or otherwise. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

            (q) Seller is not a foreign person within the meaning of Section 1445 of the Code.

            (r) The  Company  has not  filed an  election  pursuant  to  Revenue
Procedure 95-11, 1995-1 C.B. 505 or under Treasury regulation Section 1.1502-75(c) or any similar provision of foreign, national, international, state or local law.

      Section 5.11 Events Subsequent to the Interim Balance Sheet Date. Except as set forth on Schedule 6.11 and except for events that would not result in a Material Adverse Change, since the Interim Balance Sheet Date, the Company has not (a) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities, liabilities under contracts entered into, borrowings under banking facilities disclosed in the Schedules hereto and liabilities in respect of letters of credit issued under such banking facilities, all of which were in the ordinary course of business;
(b) discharged or satisfied any lien or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Interim Balance Sheet (including without limitation regularly scheduled payments (but not prepayments) of long-term debt) and current liabilities incurred since the Interim Balance Sheet Date in the ordinary course of business; (c) failed to pay or discharge when due its liabilities or obligations in accordance with past practices; (d) other than liens pursuant to purchase money security interests in an aggregate amount of less than $20,000, mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property Taxes not yet due and payable; (e) sold, assigned or transferred any of its tangible assets except for the sale of inventory in the ordinary course of business, canceled any debt or claim, or waived any right of substantial value whether or not in the ordinary course of business; (f) sold, assigned, transferred or granted any license with respect to any Intellectual Property;
(g) suffered any damage or destruction, whether or not covered by insurance; (h) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $20,000; (i) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or could reasonably be expected to have an adverse effect on its business, operations, assets, properties, prospects or condition (financial or otherwise); (j) suffered any material adverse change in its relations with, or any loss or threatened loss of, any of its suppliers or customers disclosed pursuant to Section 6.23; (k)
(1) granted any severance or termination pay to any of its directors, officers, employees, independent contractors or consultants, (2) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, employees, independent contractors or consultants, (3) increased any benefits payable under any existing severance or termination pay policies or agreements with directors, officers, employees, independent contractors or consultants, (4) increased the compensation, bonus or other benefits payable to any of its directors, officers, employees, independent contractors or consultants except in the ordinary course of business, or (5) made any loan to, or entered into any other transaction with, any of its directors, officers, employees, independent contractors or consultants except in the ordinary course of business; (l) made any material change in the manner of its business or operations; (m) made any material change in any method of accounting or accounting practice; (n) declared, set aside or paid any dividend or made any distribution on any shares of its capital stock (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any shares of its capital stock; (o) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (p) entered into any commitment (contingent or otherwise) to do any of the foregoing.

      Section 5.12 Contracts, Obligations and Commitments. The Company does not have any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving annual payments of less than $25,000 individually or $50,000 in the aggregate), including without limitation the following, except as set forth on Schedule 6.12:

            (a)  Employment,   bonus,   severance,   independent  contractor  or
consulting agreements, retirement, stock bonus, stock option, or similar plans;

            (b) Loan or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging, granting or creating a lien or security interest or other encumbrance on any of its assets or any agreement or instrument evidencing any guaranty of payment or performance by any other Person;

            (c) Agreements with any labor union or collective bargaining organization or other labor agreements;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses;

            (f) Agreements which would, after the Closing Date limit the freedom of the Company or Purchaser to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for the disposition of any material amount of its properties or assets or any shares of its capital stock;

            (h)  Any  distribution,   dealer,  representative  or  sales  agency
agreement, contract or commitment;

            (i)  Any  commitment  or  agreement  for  capital   expenditures  or
leasehold improvements;

            (j) Any license, franchise, distributorship or other agreement which relates in whole or in part to any Intellectual Property, with the exception of any non-material confidentiality agreement designed to protect the Company's confidential information;

            (k) Any contract, commitment or arrangement not made in the ordinary course of business; or

            (l) Agreements with the federal government or any state or local government or any agency thereof.

Each contract, agreement, arrangement, plan, lease, license or similar instrument to which the Company is a party, whether or not set forth on the Schedules hereto (collectively, the "Contracts"), is a valid and binding obligation of the Company, and, to the best of Seller's and the Company's knowledge, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect, and neither the Company nor, to the best of Seller's and the Company's knowledge, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the best of Seller's and the Company's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a default under the terms of), any of the Contracts. To the best of Seller's and the Company's knowledge, no Contract contains any contractual business requirement with which there is a reasonable likelihood that the Company will be unable to comply, except where any failure to so comply would not result in a Material Adverse Change. Each Contract (other than those which expire in accordance with the terms thereof) will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby.

      Section 5.13 Litigation. Except as set forth on Schedule 6.13, neither the Company nor any Affiliate of the Company, nor any of their respective directors, officers, employees or agents (in their capacity as such) is a party to any pending or, to Seller's and the Company's best knowledge, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, before or by any court or governmental board, commission, agency, department or office, or private arbitration tribunal, nor does Seller or the Company know, after due inquiry, of any basis therefor, (a) arising in connection with the conduct of business by the Company, (b) to restrain, prohibit or invalidate, or to obtain damages or other relief from the Company or any of its Affiliates, or any of their respective directors or officers, or equitable or other relief in respect of this Agreement or the transactions contemplated hereby, (c) which arises out of any contract, agreement, letter of intent or arrangement alleged to have been entered into or agreed to by Seller or the Company and which conflicts with this Agreement or the transactions contemplated hereby, or gives rise to a claim or right of any kind of any Person as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby, (d) which, if successful, could adversely affect the right of Purchaser after the Closing Date to own the Company or to conduct the Business, or (e) to suspend, revoke, annul, limit, terminate, amend or modify any Permit. Neither the Company nor Seller is a party or is subject to any order, ruling, judgment, decree or stipulation which affects the Business or which would prevent the transactions contemplated by this Agreement.

      Section 5.14 Compliance with Law. Except where the failure to so comply would not result in a Material Adverse Change, the Company has been and is in compliance with all applicable laws, rules, regulations and court or administrative orders and processes (including, without limitation, any that relate to transportation, zoning, communications, environmental regulation, consumer protection, health and safety, products and services, proprietary rights, anti-competitive practices, collective bargaining, ERISA, equal opportunity, and improper payments). The Company has not received any written notice from any governmental authority, and to the best of Seller's and the Company's knowledge, no oral notice has been given and no notice of any kind is threatened, alleging that the Company has violated, or not complied with, any of the above.

      Section 5.15 Licenses; Registrations; Permits; Etc. The Company and each of its officers, directors, employees and independent contractors possess all governmental registrations, licenses, permits, authorizations and approvals (collectively referred to herein as "Permits") necessary to operate the Business as currently conducted, which necessary Permits are set forth on Schedule 6.15. All such Permits are in full force and effect and no such party is in default under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder.

      Section 5.16 Brokers. Except for a broker's fee to Ross Crossland Weston & Co., the payment of which is the responsibility of Seller pursuant to Section 9.1, neither Seller, the Company nor any of the Company's Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

      Section 5.17 Intellectual Property. Schedule 6.17 contains a true and complete list of all patents, trademarks and servicemarks (either registered, common law or registration applied for), trade names, copyrights and third party licenses which are owned, used, registered in the name of or licensed by the
Company, or in which the Company otherwise has an interest, together with a brief statement as to any filing, registration or issuance thereof, as to any licenses, sublicenses, covenants or agreements entered into or granted by or to the Company with respect thereto and as to any pending or threatened disputes or adverse claims with respect thereto. The Company owns or is licensed or otherwise has the right to use all the Intellectual Property necessary to carry on the Business as currently conducted. All licenses, if any, of the Company to use Intellectual Property necessary to carry on the Business as currently conducted are in full force and effect and neither the Company nor, to the best of Seller's and the Company's knowledge, any of the other parties to such licenses is in material breach of any provision of, or in material default under any of the terms of, such licenses. The Company has not granted any Person any exclusive license or other right to use any of the Intellectual Property necessary to carry on the Business as currently conducted, whether requiring the payment of royalties or not. The Company does not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another, and to the best of Seller's and the Company's knowledge, no Person is infringing upon, or is in violation of, any Intellectual Property or rights thereto of the Company. Subsequent to the Closing, no current or former director, officer, stockholder or employee of the Company shall own, have an interest in or have the right to use any Intellectual Property which is being, or was at any time since January 1, 1994, utilized in the Business. There is no pending or, to the best of Seller's and the Company's knowledge, threatened claim or litigation against the Company contesting its right to use Intellectual Property, asserting the misappropriation or misuse of any
Intellectual Property or asserting that the Company has violated or infringed the Intellectual Property of another party. This Agreement and the consummation of the transactions contemplated hereby will not in any manner affect the Company's rights after the Closing with respect to, or their ability to use, the Intellectual Property necessary to carry on the Business as currently conducted immediately subsequent to the Closing. Since January 1, 1994, the Company has not conducted business under any corporate, trade or fictitious name other than the names listed on Schedule 6.17.

      Section 5.18 Insurance. Schedule 6.18 sets forth all insurance agreements and policies maintained by the Company or under which the Company is listed as a beneficiary or additional insured (including any self-insurance arrangements) and the type and amounts of coverage thereunder, which coverage reflects all insurance which is required by Law to be maintained by the Company. During the past three years, the Company has not been refused insurance, nor has its coverage been limited, nor has any claim in excess of $25,000 individually or $50,000 in the aggregate been made in respect of any such insurance. All of such policies, agreements and arrangements are in full force and effect, the Company is not delinquent with respect to any premium payments thereon, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company maintains the type and amount of insurance which is adequate to protect it and its financial condition against the risks involved in the conduct of the Business. The Company has no performance bonds or letters of credit which are required by law or any agreement, contract or commitment, including the Contracts, to be maintained or entered into by the Company.

      Section 5.19 Plans and Agreements Relating to Employees. (a) Schedule 6.19(a) lists each of the following plans, contracts, policies and arrangements which is or, within six years prior to the Closing Date, was sponsored, maintained or contributed to by, or otherwise binding upon the Company or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of ERISA, whether or not subject to the provisions of ERISA, (ii) any written personnel policy, and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement described in (i), (ii) or (iii) above being herein referred to as an "Employee Plan").

            (b) With respect to each Employee Plan, Seller has delivered to Purchaser true and complete copies of (1) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including, without limitation, any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (2), where applicable, (A) the last two annual reports (5500 series) filed with the Internal Revenue Service or the Department of Labor; (B) the most recent balance sheet and financial statement;
(C) the most recent actuarial report or valuation statement; and (D) the most recent determination letter issued by the Internal Revenue Service, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the Internal Revenue Service or the Department of Labor within the last six years and any application therefor which is currently pending.

            (c) Each Employee Plan has been maintained and administered in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and applicable law. With respect to each Employee Plan, (1) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (2) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (3) to the knowledge of Seller and the Company, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets.

            (d) With respect to each Employee Plan which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect.

            (e) With respect to each funded Employee Plan which is an employee pension plan within the meaning of Section 3(2) of ERISA, (1) the Employee Plan is a qualified plan under Section 401(a) of the Code, and its related trust is exempt from federal income taxation under Section 501(a) of the Code; (2) a favorable IRS determination letter is currently in effect and, since the date of the last determination letter, the Employee Plan has not been amended or operated in a manner which would adversely affect its qualified status and no event has occurred which has caused or could cause the loss of such status; and
(3) there has been no termination or partial  termination  within the meaning of
Section 411(d)(3) of the Code.

            (f) No Employee Plan is or was a multiemployer plan within the meaning of Section 3(37) of ERISA, a plan covered by Section 302(a)(2) of ERISA or Section 412 of the Code, or a plan covered by Title IV of ERISA. Neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from a multiemployer plan, and no ERISA Affiliate has received notice from any such multiemployer plan that the plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 or ERISA or that the plan is intended to terminate or has terminated under Sections 4041A or 4042 of ERISA.

            (g) The Company and its ERISA Affiliates have complied in all respects with the provisions of Section 4980B of the Code with respect to any Employee Plan which is a group health plan within the meaning of Section 5001(b)(1) of the Code. The Company does not maintain, contribute to, and is not obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as set forth on Schedule 6.19(a), each Employee Plan may be unilaterally terminated and/or amended by the Company at any time.

            (h) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

            (i) Schedule 6.19(i) sets forth a complete and accurate list showing the names, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively) and location of all current officers, employees and independent contractors of and consultants to the Company that received total compensation in excess of $75,000 for the year ended December 31, 1998, or are expected to receive a salary in excess of $75,000 for the year ending December 31, 1999. There are no covenants, agreements or restrictions to which the Company is a party or bound, including but not limited to employee non-compete agreements, prohibiting, limiting or in any way restricting any officer or employee listed on Schedule 6.19(i) from engaging in any type of business activity in any location. To the best knowledge of Seller and the Company, no officer or employee listed on Schedule 6.19(i), has any plans to terminate their employment. There has not been, and Seller does not anticipate, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. The Company has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees, independent contractors or consultants.

            (j) Schedule 6.19(j) sets forth by number and employment classification the approximate numbers of employees, independent contractors and consultants of the Company as of the date of this Agreement, and, except as set forth therein, none of said individuals are subject to union or collective bargaining agreements. There have been no audits of the equal employment opportunity practices of the Company and, to the best knowledge of Seller and the Company, no basis for such an audit exists. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board and none has occurred since January 1, 1994. No representation question exists respecting the employees of the Company, nor is any grievance procedure or arbitration proceeding pending under any collective bargaining agreement and no claim therefor has been asserted. The Company has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

      Section 5.20 No Illegal or Improper Transactions. Neither the Company nor any officer, director, employee, agent or Affiliate of any of them has offered, paid or agreed to pay to any Person (including any governmental official) or
solicited,   received  or  agreed  to  receive  from  any  Person,  directly  or indirectly,  any money or thing of value for the  purpose  or with the intent of
(a) obtaining or maintaining business for the Company, (b) facilitating the purchase or sale of any product or service, or (c) avoiding the imposition of any fine or penalty, in any such case in any manner which is in violation of any applicable ordinance, regulation or law; and there have been no false or fictitious entries made in the books or records of the Company.

      Section 5.21 Related Transactions. Except as set forth on Schedule 6.21, no current or former director, officer, employee, independent contractor, consultant or Affiliate of the Company or any relative of Seller is presently, or during the last three fiscal years has been, (a) a party to any material transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee, independent contractor, consultant, Affiliate or relative), or (b) to the best knowledge of Seller, the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company, except for less than one percent (1%) holdings for investment purposes in securities of publicly held and traded companies.

      Section 5.22 No Product Liabilities; Product Warranties. (a) The Company has not, since January 1, 1995, incurred, nor does Seller or the Company know of or have any reason to believe there is any reasonable basis for alleging, any liability, damage, loss, cost or expense as a result of any defect or other deficiency (whether of design, materials, workmanship, labeling, instructions or otherwise) ("Product Liability") with respect to any product sold or service rendered by the Company, whether such Product Liability is incurred by reason of any express or implied warranty (including, without limitation, any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), any statutory provision or otherwise and irrespective of whether such Product Liability is covered by insurance. Section 1.1

            (b) Seller has furnished Purchaser with all forms of warranties or guarantees of products and services that are in effect or proposed to be used by the Company. There are no pending or, to the best knowledge of Seller and the Company, threatened claims against the Company under any warranty or guaranty.
Schedule 6.22 lists all payments or settlements made in respect of any such warranty or guaranty since January 1, 1996, indicating the name of each customer, the amount of each payment and a brief description of the facts relating thereto.

      Section 5.23 Suppliers and Customers. (a) Schedule 6.23 lists (i) all suppliers to which the Company made payments during the year ended September 30, 1998, or expect to make payments during the year ending December 31, 1999, in excess of five percent (5%) of the cost of sales as reflected on the Company's statement of operations for the year ended September 30, 1998 and (ii) all customers that paid the Company during the year ended September 30, 1998 or that Seller expects will pay to the Company during the year ending December 31, 1999, more than five percent (5%) of the Company's sales revenues as reflected on its statement of operations for the year ended September 30, 1998.

            (b) Seller and the Company have no information which might reasonably indicate that any of the customers or suppliers listed on Schedule
6.23 intend to cease purchasing from, selling to, or dealing with, the Company, nor has any information been brought to their attention which might reasonably lead them to believe any such customer or supplier intends to alter in any material respect the amount of such purchases, sales or the extent of dealings with the Company or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. Seller and the Company have no information which might reasonably indicate, nor has any information been brought to their attention which might reasonably lead them to believe that, (i) any supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by the Company, or (ii) any customer will cancel outstanding or currently anticipated purchase orders placed with the Company.

      Section I.7 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

      Section I.8 Year 2000 Compliance. Except for non-customized, commercially available software, the computer systems of the Company (including without limitation all software, hardware, workstations and related components, semiconductor chips, microprocessors, embedded microcontrollers, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) and all computer systems, components or products used or installed by the Company in connection with the Business (i) are Year 2000 Compliant and (ii) have the ability to properly interface and will continue to properly interface with internal and external applications and systems of third parties with whom the Company exchanges data electronically (including without limitation customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsources, data processors, regulatory agencies and banks) whether or not the applications and systems of such third parties are Year 2000 Compliant. The Company has inquired of all such third parties, and all such third parties have represented that their respective computer systems are Year 2000 Compliant.

      Section 5.24 Availability of Documents. Seller has made available to Purchaser copies of all documents, including without limitation all agreements, Contracts, commitments, insurance policies, leases, plans, instruments, undertakings, authorizations, Permits and Intellectual Property listed in the Schedules hereto or referred to herein. Such copies are true and complete and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

      Section 5.25 Disclosure. No information furnished by or on behalf of Seller to Parent or Purchaser contains any untrue statement of a material fact or omits to state a material fact necessary to make such information, in the light of the circumstances under which it was furnished, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

      Parent and Purchaser, jointly and severally, hereby represent and warrant to Seller that:

      Section 6.1 Organization. Parent and Purchaser are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to carry on their respective businesses as presently conducted and to own, lease and operate the properties and assets used in connection therewith. Parent and Purchaser are in good standing as foreign corporations and licensed or qualified to transact business in each jurisdiction in which the conduct of their respective business or their ownership, leasing or operation of properties and assets requires them to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a material adverse effect on the business of Parent and its subsidiaries taken as a whole. Neither Parent nor Purchaser is in default under or in violation of any provisions of its certificate of incorporation or by-laws.

      Section 6.2 Due Authorization. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the other documents required to be executed and delivered by it hereunder, to perform fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Purchaser of this Agreement and the other documents required to be executed and delivered by each of them hereunder, the performance by each of them of their respective obligations hereunder and thereunder, and the consummation by each of them of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser. This Agreement has been duly executed by each of Parent and Purchaser. This Agreement is, and each other agreement contemplated hereby to which Parent or Purchaser will be a party will be, upon execution and delivery by Parent and/or Purchaser, as applicable, a legal, valid and binding obligation of Parent or Purchaser, as applicable, enforceable against such party in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

      Section I.9 No Conflict. Except for matters that would not have a material adverse effect on the business of Parent and its subsidiaries taken as a whole, neither the execution and delivery by Parent and Purchaser of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by Parent or Purchaser will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the certificate of incorporation or by-laws of Parent or Purchaser, (ii) any law, statute, regulation, order, judgment or decree or (iii) any instrument, contract or other agreement to which Parent or Purchaser is a party or by which either of them (or any of their respective properties or assets) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets or properties of Parent or Purchaser; (c) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any agreement or commitment to which Parent or Purchaser is a party or by which either of them (or any of their respective properties or assets) is subject or bound; (d) except as required by the Exchange Act, require Parent or Purchaser to obtain any authorization, consent, approval or waiver from, to give any notification to, or to make any filing with, any governmental body or authority or to obtain the approval or consent of any other Person; or (e) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to Parent or Purchaser

      Section 6.3 Brokers. Neither Parent, Purchaser nor any of Parent's Affiliates has paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

      Section 6.4 Securities Act Matters. (a) Purchaser acknowledges that its representations and warranties contained in this Section 7.5 are being relied upon by Seller as a basis for the exemption of the transfer of the Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

            (b) Purchaser understands that (i) the Shares have not been registered under the Securities Act or any state securities laws and (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

            (c) Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

            (d) Purchaser and its attorneys, accountants, investment and financial advisors, if any, have had the opportunity to review the books and records of the Company and have been provided with access to such information as it or its advisors, if any, have requested.

            (e) Purchaser is an "accredited investor" pursuant to Rule 501 under the Securities Act.

      Section I.10 Parent Financial Information. (a) Parent has delivered to Seller (i) true, correct and complete copies, in all material respects, of the Company's consolidated audited balance sheets as of December 31, 1996 and 1997 and the related statements of operations and cash flows (together with the auditors' reports thereon) for each of the years in the two-year period ended December 31, 1997, together with notes to such financial statements, and (ii) true, correct and complete copies, in all material respects, of the Company's unaudited balance sheets as at September 30, 1998 and 1997 and the related statements of operations and cash flows for the 3-month periods then ended (collectively, the "Parent Financial Statements").

            (b) Except as otherwise noted, the Parent Financial Statements are in accordance with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby. The balance sheets included in the Parent Financial Statements present fairly in all material respects as of their respective dates the financial condition of the Company (subject, in the case of the unaudited Parent Financial Statements, to year end adjustments that may be required upon audit, which adjustments will not have a material adverse effect on such financial statements).

      Section I.11 No Material Adverse Change. Between September 30, 1998 and the date of this Agreement, there has been no material adverse change affecting the business or operations of Parent or Purchaser which has not been consented to by Seller.

      Section I.12 Disclosure. No information furnished by or on behalf of Parent or Purchaser to Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make such information, in the light of the circumstances under which it was furnished, not misleading.

7. CERTAIN ACTIONS AFTER THE CLOSING

      Section 7.1 Maintenance of Books and Records. Each party hereto shall preserve until the seventh anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets, liabilities or business of the Company prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide any other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Company prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further, provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care not to disclose such information except (1) as required by law, (2) with the prior written consent of such party, or (3) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its Affiliates or its officers, directors or representatives.

      Section I.13 Salaries and Benefits. Between the Closing Date and December 31, 2000, Purchaser will not cause the salaries or benefits of the Company's employees to be decreased, or terminate any of the Company's employees, without the consent of Seller.

      Section 7.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and Seller for certain tax matters following the Closing Date:

            (a) Tax Periods Ending on or Before the Closing Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Purchaser shall permit Seller to review and comment on each such Tax Return prior to filing. To the extent not accrued or reserved for on the Interim Balance Sheet, Seller shall pay Purchaser for Taxes of the Company with respect to such periods no later than fifteen (15) days prior to the date payment for such Taxes is due.

            (b) Tax Periods Beginning Before and Ending After the Closing Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. To the extent not accrued or reserved for on the Interim Balance Sheet, Seller shall pay to Purchaser no later than fifteen (15) days prior to the date on which payment for such Taxes is due an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

            (c) Cooperation on Tax Matters.

            (1) Each party hereto shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees to cause the Company (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (B) to give Purchaser reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Purchaser so requests, Seller shall allow Purchaser to take possession of such books and records.

            (2) Seller further agrees, upon request, to use his best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (3) Seller further agrees, upon request, to provide Purchaser with all information that either party may be required to report pursuant to
      Section 6043 of the Code and all Treasury Department regulations promulgated thereunder.

            (d) Tax Audits. Notwithstanding Section 5.5 hereof, Seller and Purchaser shall promptly notify each other in writing upon receipt by Seller, Parent or Purchaser, as the case may be, of any notice of any tax audits, assessments or administrative or court proceedings (a "tax proceeding") against the Company for taxable periods of such Person ending on or before, or including, the Closing Date. The failure of one party promptly to notify the other party of any such tax proceeding shall not relieve either party of its indemnification obligations under Article V, except and only to the extent that such failure prejudices the defense of such tax proceeding. Seller shall have the sole right to represent the Company's interests in any tax proceeding relating to taxable periods of the Company ended on or prior to the Closing Date and to employ counsel of his choice at his own expense; provided, however, that Purchaser shall have the right to consult with Seller regarding such tax proceedings and that any settlement or other disposition of any such tax proceeding may only be made with the consent of Purchaser, which consent shall not be unreasonably withheld. Purchaser shall have the sole right to represent the Company's interests in any tax proceeding relating to taxable periods ending after the Closing Date and to employ counsel of its choice at its expense. Purchaser shall keep Seller informed of all material developments and events relating to such tax proceeding. Seller and Purchaser each agree to cooperate fully with the other and its or their respective counsel in the defense against or compromise of any claim in any tax proceeding

      Section I.14 Assignment of Accounts Receivable. Immediately following the June 15, 1999 payment to Seller pursuant to the Accounts Receivable Note, Purchaser shall assign to Seller all Past Due Accounts Receivable that have not been collected by the Company as of June 1, 1999. On the date of any Indemnity Claim relating to Section 6.9(c) of this Agreement, Purchaser shall assign to Seller all accounts receivable comprising such Indemnity Claim.

      Section 7.3 Further Assurances. Seller from time to time after the Closing, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, the Shares or any of the assets or properties of the Company. Each of the parties hereto will cooperate with each other party hereto and execute and deliver to each other party hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

8. MISCELLANEOUS

      Section I.1 Expenses. Parent and Purchaser, on the one hand, and Seller, on the other, shall pay all accounting, consulting, finders, investment banking, legal and similar fees and expenses incurred by them relating to this Agreement, the negotiations leading up to this Agreement and the consummation of the transactions contemplated hereby. Seller shall pay all such fees and expenses incurred by the Company.

      Section 8.1 Amendments and Waivers. This Agreement shall not be amended or modified except by a writing duly executed by Parent and Seller. Waiver of any term or condition of this Agreement by any party shall only be effective if in writing. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

      Section 8.2 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto and the other instruments, agreements and documents delivered at the Closing in connection with the transactions contemplated by this Agreement, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter, including without limitation that certain letter of intent, dated as of January 12, 1999, by and between Parent and Seller.

No party shall be deemed to make any representation, warranty or covenant to any other party with respect to this Agreement or the transactions contemplated hereby except for the representations, warranties and covenants contained herein (including the Schedules and Exhibits hereto and any documents delivered pursuant hereto).

      Section 8.3 Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

      Section 8.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered first-class mail, postage prepaid, return receipt requested, addressed as follows:

      If to Seller:              Mr. J. Richard Shafer
                                 Creative Business Concepts, Inc.
                                 One Technology Drive, Building H
                                 Irvine, California 92618
                                 Telecopy: (949) 727-2403

      With a copy to:            White & McDermott, P.C.
                                 65 William Street
                                 Wellesley, Massachusetts 02481
                                 Telecopy: (781) 237-8120
                                 Attention: David White, Esq.

      If to Parent or            Richton International Corporation
      Purchaser:                 767 Fifth Avenue
                                 New York, New York 10153
                                 Telecopy: (212) 751-0397
                                 Attention: Neal Griffin,
                                            Chief Financial Officer

                                 and

                                 HT Acquisition Corporation
                                 [address]
                                 Telecopy:
                                 Attention: Neal Griffin,
                                            Chief Financial Officer

      With a copy to:            Fulbright & Jaworski L.L.P.
                                 666 Fifth Avenue
                                 New York, New York  10103
                                 Telecopy: (212) 752-5958
                                 Attention:  William Bush, Esq.

(c) on the date of receipt if sent by telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telecopy or (d) one business day after delivery to a nationally recognized overnight courier service marked for overnight delivery. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

      Section I.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      Section I.3 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.

      Section I.4 Counterparts. This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

      Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of laws principles thereof.

      Section 8.6 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

      Section 8.7 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Section 1.1

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                    RICHTON INTERNATIONAL CORPORATION

                                    By:_________________________________________
                                           Fred R. Sullivan
                                            Chairman and Chief Executive Officer

                                    HT ACQUISITION CORPORATION

                                    By:_________________________________________
                                           Fred R. Sullivan
                                            Chairman and Chief Executive Officer

                                    SELLER

                                    ____________________________________________
                                    J. Richard Shafer